SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 27, 2003
(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 – 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:
(253) 850-3500

ITEM 5.    Other Events and Regulation FD Disclosure

In its Quarterly Report on Form 10-Q for the quarter ended October 31, 2002, Flow International Corporation indicated that it expected to obtain forbearances from its lenders within 30 days of December 16, 2002, the filing date of the report. One of the Company’s lenders has requested additional information from the Company and as a result it is taking longer to obtain the forbearance than originally anticipated. The Company continues to expect that it will obtain a forbearance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2003	FLOW INTERNATIONAL CORPORATION

	By:	/S/ STEPHEN D. REICHENBACH
Stephen D. Reichenbach Interim Chief Financial Officer

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